                                                    Exhibit 18

SCHEDULE A DATED DECEMBER __, 1998 TO MULTIPLE CLASS OF SHARES PLAN FOR
                    DRESDNER RCM EQUITY FUNDS, INC.


FUND/CLASS                                          DISTRIBUTION FEE
----------                                          ----------------
                                                    (as a percentage of
                                                     average net assets)
Dresdner RCM Tax Managed Growth Fund
Class N                                             0.25%
Class I                                             none

Dresdner RCM Global Equity Fund
Class N                                             0.25%
Class I                                             none

Dresdner RCM California Tax Exempt Bond Fund
Class N                                             0.25%
Class I                                             none


Dresdner RCM Strategic Income Fund
Class N                                             0.25%
Class I                                             none


Dresdner RCM Global Bond Fund
Class N                                             0.25%
Class I                                             none


Dresdner RCM Intermediate Investment Grade Bond Fund

Class N                                             0.25%
Class I                                             none

Dresdner RCM Emerging Markets Fund
Class N                                             0.25%
Class I                                             none

Dresdner RCM Global Small Cap Fund
Class N                                             0.25%
Class I                                             none

Dresdner RCM Large Cap Growth Fund
Class N                                             0.25%
Class I                                             none

Dresdner RCM Global Technology Fund
Class N                                             0.25%
Class I                                             none